Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No.’s 333-259668 and 333-227250) on Form S-3 and registration statements (No.’s 333-265530 and 333-228663) on Form S-8 of Sitio Royalties Corp. of our report dated October 6, 2021, with respect to the Source Acquisition statement of revenues and direct expenses which report appears in the Form 8-K of Sitio Royalties Corp. dated July 15, 2022.

/s/ KPMG LLP

Denver, Colorado
July 15, 2022